                                                                    Exhibit 99.1

                                [HAWTHORNE LOGO]


                         HAWTHORNE FINANCIAL CORPORATION
                                  PRESS RELEASE

JULY 24, 2003

IMMEDIATE RELEASE

Contact:  Ms. Simone Lagomarsino, President and Chief Executive Officer
          (310) 725-5631
          Mr. David Rosenthal, Chief Financial Officer
          (310) 725-1890

HAWTHORNE FINANCIAL REPORTS STRONG SECOND QUARTER EARNINGS FOR 2003

(El Segundo, CA) Hawthorne Financial Corporation, (NASDAQ:HTHR), parent company of Hawthorne Savings, F.S.B., today announced that second quarter 2003 net income increased 30.7% to $6.9 million, compared to $5.3 million a year earlier. Diluted earnings per share for the quarter were $0.83, representing an increase of 20.3%, compared to $0.69 for the second quarter of 2002.

Year-to-date net income for 2003 grew to $13.6 million, an increase of 21.9%, compared with net income of $11.2 million, for the six months ended June 30, 2002. Net income resulted in diluted earnings per share, for the six months ended June 30, 2003 of $1.64, a 12.3% increase, compared to the $1.46 earned in the same period in 2002.

QUARTERLY HIGHLIGHTS

      - The Company's net income of $6.9 million during the quarter and $13.6 million during the six months ended June 30, 2003 is evidence of Hawthorne's solid earnings power.

      - Loan originations increased 56.7% and 45.1% during the three and six months ended June 30, 2003, respectively, compared to the same periods in 2002, a reflection of the Bank's successful integration of its first acquisition.

      - During the six months ended June 30, 2003, non-interest bearing checking account balances increased 25.9% on an annualized basis, while annualized deposit growth was 12.3%, an indication of the Company's focus on building franchise value.

      - Deposit fee income increased 25.3% during the six months ended June 30, 2003, compared to the same period in 2002 as a result of new initiatives, including the Bank's new courtesy overdraft program.

      - The ratio of general and administrative expense ("G&A") (excluding other/legal settlement) to average assets improved to 1.65% for the six months ended June 30, 2003, compared with 1.84% for the year ended December 31, 2002, reflecting the Company's continued emphasis on efficiency.

      - Importantly, asset quality measurements remain at historically strong levels.

      - The Company's positive results were achieved in an environment characterized by: unprecedented low and volatile interest rates, significant volumes of prepayments of loans, aggressive competition for loan originations and a high demand for fixed rate loan products. This environment poses challenges relative to growing assets that provide acceptable yields.

"Thanks to our superb team of employees, the Bank has gained additional strength in a challenging environment," said Simone Lagomarsino, the Company's President and Chief Executive Officer. "More importantly, we will not implement short-term initiatives, in the current volatile interest rate environment, that will compromise our underwriting standards or the firm foundation that we have established. We remain focused on the Company's long-term success," she said. "Accordingly, we are proactively evaluating strategies to protect against possible future increases in interest rates, including initiatives that will reduce our cost of funds in the future. Implementation of these strategies may result in somewhat slower deposit growth," added Ms. Lagomarsino.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 2 OF 11


RETURN ON ASSETS/RETURN ON EQUITY

Key performance measurements for the second quarter were consistent with the first quarter of 2003. Net income for the three months ended June 30, 2003 resulted in an annualized return on average assets ("ROA") of 1.08%, compared with a ROA of 1.06% for the first quarter of 2003. The annualized return on average equity ("ROE") was 16.34% for the three months ended June 30, 2003, compared with 16.46% for the first quarter of 2003.

NET INTEREST INCOME

Net interest income (after provision for credit losses) of $19.7 million, for the current quarter, reflected an increase of 20.7% compared to the $16.3 million of net interest income earned in the second quarter of 2002. Net interest income (after provision for credit losses) earned in the six months ended June 30, 2003 was $40.9 million reflecting an increase of 22.3% compared to the same period in 2002. Net interest income was positively impacted year-over-year by: 1) inclusion of the net assets from the acquisition of First Fidelity in August 2002, 2) continued strong origination volume of $485.2 million, 3) the majority of ARM loans ($1.4 billion) reaching their contractual floors and 4) income from the investment securities portfolio.

The Company's net interest income (after provision for credit losses) was $19.7 million for the second quarter of 2003, which was lower than the prior quarter of $21.1 million. This decrease was primarily due to the Company's yield on earning assets reducing faster than the Company's cost of funds. This is a result of the significant prepayments of higher yielding loans and to the fact that 67.6% of the Company's funding sources have rates that are contractually fixed.

The average cost of funds for the Company decreased to 2.71% during the second quarter of 2003, and to 2.76% year-to-date compared to 3.57% and 3.67%, during the same periods in 2002. The reduction in the cost of funds is the result of the combination of the continued downward pressure on interest rates, maturing certificates of deposit with higher than current market rates, and the shift in the deposit mix. During the last half of 2003, approximately $447.7 million of CDs are scheduled to mature. The weighted average cost of these CDs is 2.33% which is approximately 1.00% higher than the current 6 month CD rate. The Bank believes this represents an opportunity to further lower the overall cost of deposits by year end.

The Company's net interest margin for the three and six months ended June 30, 2003 was 3.18% and 3.31%, respectively, compared with 3.56% and 3.68% during the same periods in 2002.

During 2003, both net interest income and net interest margin continued to be adversely impacted as borrowers refinanced loans, which resulted in $381.8 million in prepayments with a weighted average interest rate of 7.08% for the six months ended June 30, 2003, while new loan originations had a weighted average yield of 5.44% during the same period. As a result, the yield on loans receivable was 6.14% and 6.27% during the three and six months ended June 30, 2003, respectively, compared to 6.40% during the prior quarter and 7.35% and 7.48% during the same periods in 2002.

Ms. Lagomarsino commented, "In light of initiatives that we have implemented to lower the cost of funds, and assuming a slowing of loan prepayments, we reiterate the previously announced guidance for 2003 net interest margin of 3.25% to 3.35%."

NONINTEREST REVENUES

Noninterest revenues were $2.2 million for the quarter representing an 80.1% increase compared to the same period in 2002. For the six months ended June 30, 2003, noninterest revenues were $3.7 million, a 48.3% increase, compared to the $2.5 million earned during the same period in 2002. Loan and other related fees constituted 53.2% of noninterest revenues for the six months ended June 30, 2003, compared to 65.8% during the same period in 2002. During both periods, these fees were comprised primarily of prepayment fees resulting from the high level of refinancings. Fee income on deposits increased 28.4% during the second quarter 2003, compared with the same period in 2002, as a result of the growth in core transaction deposits and other fee generating initiatives.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 3 OF 11


The Company continues to expand its customer product array, which includes a new courtesy overdraft program, designed to enhance customer retention and satisfaction while increasing income. As a result of the cross selling efforts by the Company's employees, the ratio of products per household increased to
2.64 at June 30, 2003, compared with 2.46 for the prior quarter.

The Bank reiterates prior guidance that noninterest income will increase by 10% during 2003 compared to 2002.

NONINTEREST EXPENSE

Total G&A was $10.2 million and $21.4 million for the three and six months ended June 30, 2003, respectively, compared with $8.3 million and $16.3 million incurred in the same periods of 2002. "Improving efficiency remains a top priority and the results reflect our continued success in this regard, evidenced by the fact that G&A (excluding other/legal settlements) to average assets decreased to 1.65% for the six months ended June 30, 2003, compared with 1.84% for the year ended December 31, 2002," commented Ms. Lagomarsino. "In fact, the Company has been successful in significantly reducing G&A as a percentage of average assets in each of the last five years," she concluded. The Company's efficiency ratio was 46.99% for the six months ended June 30, 2003, which was better than the 47.62% achieved during the first quarter of 2003 and the 48.07% achieved during the year ended 2002. The Company remains committed to reducing the efficiency ratio to 45% in 2003 and reducing G&A (excluding other/legal settlements) to average assets to 1.60%.

LOANS

Loans receivable averaged $2.1 billion during the second quarter of 2003, which was relatively flat compared to the prior quarter, while reflecting a 28.5% increase compared to average loans outstanding during the second quarter of 2002. New loan originations were $248.7 million and $485.2 million for the three and six months ended June 30, 2003, respectively, which represented increases of 56.7% and 45.1%, compared to originations during the same periods in 2002. Ms. Lagomarsino said, "While loan originations remain at record levels, we are revising our guidance for loan growth for 2003 down to between flat and 5%, due to the high level of loan prepayments that we have experienced in the current volatile rate environment."

DEPOSITS

Total deposits increased to $1.8 billion at June 30, 2003, from $1.7 billion at December 31, 2002, a 12.3% annualized increase. As of June 30, 2003, the Bank had 68,505 total retail deposit accounts, 40,240 total households and 22,375 checking accounts, which reflected annualized increases from the year ended December 31, 2002 of 7.2%, 2.0% and 13.6%, respectively.

The Bank's integration process is on track for the four branches it acquired last year in Orange and San Diego Counties. As planned, two of the four have been moved to new locations. The Tustin office was relocated to Irvine Northpark and the Del Mar office was moved to a more desirable location within Del Mar. The Orange and San Diego locations remain the same. The goal to increase core customers in these offices is being realized. From December 31, 2002 to June 30, 2003, the percentage of transaction accounts to total deposits in these four offices has increased from approximately 23.3% to 25.1%, respectively.

In June, the Company opened two branches, increasing the total number of branches to fifteen. The Baldwin Hills branch, in Los Angeles County, through a strategic alliance with Operation HOPE, Inc., offers a full range of services for the residents of Central Los Angeles. The second full-service retail office is located in the Irvine Oak Creek corridor of Orange County.

ASSET QUALITY

Management is pleased to report that classified assets remain at historically low levels. At June 30, 2003, classified assets totaled $18.6 million, or 0.71% of total Bank assets, compared to $45.1 million, or 2.41% of total Bank assets, a year earlier. Year-to-date, classified assets have decreased $5.1 million, or approximately 21.6%. During the second quarter, nonaccrual loans increased by $1.3 million as a result of the addition of one new loan, however, the

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 4 OF 11


ratio of nonaccrual loans to total loans of 0.37% remains lower than the Bank's peer group. At June 30, 2003, the ratio of total allowance for credit losses to loans receivable, net of specific valuation allowance, was 1.65%, compared with 1.64% at December 31, 2002 and 1.77% at June 30, 2002.

Based on the current assessment of asset quality and economic indicators, the Bank anticipates that the provision for credit losses for the remainder of the year will be consistent with the first half of 2003.

STOCK REPURCHASES

During the second quarter of 2003, 20,409 shares were repurchased at an average price of $32.86. As of June 30, 2003, cumulative repurchases were 1,326,392 shares at an average price of $21.87. Currently, $1.6 million remains available for additional share repurchases under existing board approved authorizations.

CAPITAL LEVELS

At June 30, 2003, the Bank remained well-capitalized with core, tier 1 and risk-based capital ratios of 7.56%, 10.91% and 12.17%, respectively. The minimum ratios for well-capitalized banks are 5%, 6% and 10% for core capital, tier 1 and risk-based capital, respectively.

CONFERENCE CALL

The Company will host a telephone conference call today, July 24, 2003, to discuss the results of the second quarter and to answer questions of participants. The call is scheduled to begin at 1:00 p.m. Eastern time (10:00 a.m. Pacific). The teleconference dial in number is (800) 901-5226, reference "Hawthorne Savings - ID#65205732". Please call at least 10 minutes before the call is scheduled to begin. Audio access to the conference call will also be available through a live Webcast over the Internet at www.hawthornesavings.com. The Webcast of this conference call will be available for replay through August 22, 2003 by accessing the same link.

ABOUT HAWTHORNE SAVINGS

Hawthorne Savings, F.S.B., with total assets of $2.6 billion, operates fifteen branches in the coastal counties of Southern California, from Westlake Village at the western edge of Los Angeles to Mission Bay in San Diego. The Company specializes in real estate secured loans within the markets it serves, including: 1) permanent loans collateralized by single family residential property, 2) permanent loans secured by multi-family residential and commercial real estate and 3) loans for the construction of multi-family residential, commercial and individual single family residential properties and the acquisition and development of land for the construction of such projects. The Company funds its loans predominantly with retail deposits generated through its fifteen full service retail offices and FHLB advances.

Hawthorne Savings, F.S.B., continues to keep pace with the changing face of banking by regularly introducing its customers to new products, such as the Global Access Check Card, online banking and investments. For more information, please call 888-TRUE-411 or visit the Bank online at www.hawthornesavings.com.

                                    * * * * *

When used in this press release or in future press releases, filings by Hawthorne Financial Corporation ("Company") with the Securities and Exchange Commission ("SEC"), or other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Also, the Company wishes to advise readers that various risks and uncertainties could affect the Company's financial performance and cause actual results for future period to differ materially from those anticipated or projected. Specifically, the Company cautions readers that important factors could affect the Company's business and cause

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 5 OF 11


actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company, including: general economic conditions in its market area, particularly changes in economic conditions in the real estate industry or real estate values in our market, changes in market interest rates, loan prepayments increasing or continuing at the current pace, risk associated with credit quality, outcome of pending litigation, inherent market risk associated with treasury activities, the Company's ability to successfully implement new strategic initiatives and other risks with respect to its business and/or financial results detailed in the Company's press releases and filings with the SEC. Stockholders are urged to review the risks described in such releases and filings. The risks highlighted herein should not be assumed to be the only factors that could affect future performance of the Company. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 6 OF 11

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Dollars in thousands)

                                                                              JUNE 30,        DECEMBER 31,
                                                                                2003             2002
                                                                            -----------       -----------
Assets:
    Cash and cash equivalents                                               $    16,415       $    21,849
    Investment securities available-for-sale, at fair value                     348,154           267,596
    Loans receivable (net of allowance for credit losses
      of $35,341 in 2003 and $35,309 in 2002)                                 2,103,105         2,114,255
    Accrued interest receivable                                                  10,883            11,512
    Investment in capital stock of Federal Home Loan Bank, at cost               33,238            34,705
    Office property and equipment at cost, net                                    5,722             5,106
    Deferred tax asset, net                                                       8,521            10,068
    Goodwill                                                                     22,970            22,970
    Intangible assets                                                             1,183             1,388
    Investment securities awaiting settlement                                    30,354                --
    Other assets                                                                 32,743             5,521
                                                                            -----------       -----------
          Total assets                                                      $ 2,613,288       $ 2,494,970
                                                                            ===========       ===========
Liabilities and Stockholders' Equity:
    Liabilities:
      Deposits:
        Noninterest-bearing                                                 $    44,970       $    39,818
        Interest-bearing:
          Transaction accounts                                                  649,037           597,528
          Certificates of deposit                                             1,070,722         1,025,464
                                                                            -----------       -----------
             Total deposits                                                   1,764,729         1,662,810
      FHLB advances                                                             576,736           600,190
      Capital securities                                                         51,000            51,000
      Investment securities awaiting settlement                                  30,354                --
      Accounts payable and other liabilities                                     17,184            17,904
                                                                            -----------       -----------
          Total liabilities                                                   2,440,003         2,331,904
                                                                            -----------       -----------


Stockholders' Equity:
    Common stock -- $0.01 par value; authorized 20,000,000
      shares; issued, 9,015,102 shares (2003) and
      8,576,048 shares (2002)                                                        90                86
    Capital in excess of par value-- common stock                                82,027            81,087
    Retained earnings                                                           118,774           105,134
    Accumulated other comprehensive income                                        1,374             1,504
    Less:
          Treasury stock, at cost-- 1,331,792 shares (2003)
             and 1,188,383 shares (2002)                                        (28,980)          (24,745)
                                                                            -----------       -----------
          Total stockholders' equity                                            173,285           163,066
                                                                            -----------       -----------
          Total liabilities and stockholders' equity                        $ 2,613,288       $ 2,494,970
                                                                            ===========       ===========

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 7 OF 11

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

                                                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                                JUNE 30,                         JUNE 30,
                                                                       ---------------------------      ---------------------------
                                                                          2003             2002            2003             2002
                                                                       ----------       ----------      ----------       ----------
Interest revenues:
  Loans                                                                $   32,627       $   30,385      $   66,800       $   62,893
  Investments securities                                                    2,603               69           5,555               69
  Investment in capital stock of FHLB, fed funds and other                    331            1,089             795            1,950
                                                                       ----------       ----------      ----------       ----------
        Total interest revenues                                            35,561           31,543          73,150           64,912
                                                                       ----------       ----------      ----------       ----------
Interest costs:
  Deposits                                                                  9,403            8,493          18,972           18,027
  FHLB advances                                                             5,584            5,141          11,397           10,293
  Senior notes                                                                 --              805              --            1,611
  Capital securities                                                          755              599           1,528              903
                                                                       ----------       ----------      ----------       ----------
        Total interest costs                                               15,742           15,038          31,897           30,834
                                                                       ----------       ----------      ----------       ----------
Net interest income                                                        19,819           16,505          41,253           34,078
Provision for credit losses                                                   100              170             400              670
                                                                       ----------       ----------      ----------       ----------
        Net interest income after provision for credit losses              19,719           16,335          40,853           33,408
Noninterest revenues:
   Loan related and other fees                                              1,078              790           1,964            1,638
   Deposit fees                                                               466              363             922              736
   Other                                                                      608               42             803              114
                                                                       ----------       ----------      ----------       ----------
         Total noninterest revenues                                         2,152            1,195           3,689            2,488
Income from real estate operations, net                                        (4)              --              (3)              69
Noninterest expenses:
  General and administrative expense:
      Employee                                                              5,475            4,700          11,665            9,732
      Operating                                                             2,278            1,516           4,679            3,019
      Occupancy                                                             1,390              941           2,576            1,855
      Professional                                                            339              599             786              706
      Technology                                                              535              371           1,084              740
      SAIF premiums and OTS assessments                                       165              132             330              268
      Other/legal settlements                                                  38               --             264               20
                                                                       ----------       ----------      ----------       ----------
         Total general and administrative expense                          10,220            8,259          21,384           16,340
                                                                       ----------       ----------      ----------       ----------
Income before income taxes                                                 11,647            9,271          23,155           19,625
Income tax provision                                                        4,743            3,987           9,515            8,439
                                                                       ----------       ----------      ----------       ----------
Net income                                                             $    6,904       $    5,284      $   13,640       $   11,186
                                                                       ==========       ==========      ==========       ==========
Basic earnings per share                                               $     0.90       $     0.91      $     1.79       $     2.00
                                                                       ==========       ==========      ==========       ==========
Diluted earnings per share                                             $     0.83       $     0.69      $     1.64       $     1.46
                                                                       ==========       ==========      ==========       ==========
Weighted average basic shares outstanding                                   7,690            5,821           7,633            5,597
                                                                       ==========       ==========      ==========       ==========
Weighted average diluted shares outstanding                                 8,322            7,665           8,331            7,646
                                                                       ==========       ==========      ==========       ==========

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 8 OF 11

SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS (UNAUDITED)
(Dollars in thousands)

                                                                                  JUNE 30,        DECEMBER 31,      JUNE 30,
                                                                                    2003             2002             2002
                                                                                 ----------       ----------       ----------
Risk elements:
    Nonaccrual loans                                                             $    9,649       $    7,675       $    6,081
    Real estate owned, net                                                               --               --               --
                                                                                 ----------       ----------       ----------

                                                                                      9,649            7,675            6,081

   Performing loans classified substandard or lower (1)                               8,904           16,002           38,984
                                                                                 ----------       ----------       ----------

         Total classified assets                                                 $   18,553       $   23,677       $   45,065
                                                                                 ==========       ==========       ==========

         Total classified loans                                                  $   18,553       $   23,677       $   45,065
                                                                                 ==========       ==========       ==========

Loans restructured and paying in accordance with modified terms (2)              $    2,351       $    2,468       $    2,317
                                                                                 ==========       ==========       ==========

Gross loans before allowance for credit losses                                   $2,138,446       $2,149,564       $1,620,857
                                                                                 ==========       ==========       ==========

Loans receivable, net of specific valuation allowance                            $2,138,070       $2,149,376       $1,619,807
                                                                                 ==========       ==========       ==========

Delinquent loans:
    30 - 89 days                                                                 $    6,469       $    5,357       $    9,920
    90+ days                                                                          6,989            7,175            1,931
                                                                                 ----------       ----------       ----------

        Total delinquent loans                                                   $   13,458       $   12,532       $   11,851
                                                                                 ==========       ==========       ==========

Allowance for credit losses:
    General valuation allowance ("GVA")                                          $   34,965       $   35,121       $   27,607
    Specific valuation allowance ("SVA")                                                376              188            1,050
                                                                                 ----------       ----------       ----------

        Total allowance for credit losses                                        $   35,341       $   35,309       $   28,657
                                                                                 ==========       ==========       ==========

Net loan charge-offs:
    Net charge-offs for the quarter ended (3)                                    $      265       $      664       $      189
    Percent to loans receivable, net of SVA (annualized)                               0.05%            0.12%            0.05%
    Percent to beginning of period allowance for credit losses (annualized)            2.99%            7.40%            2.64%
Selected asset quality ratios at period end:

   Total nonaccrual loans to total assets                                              0.37%            0.31%            0.32%
   Total allowance for credit losses to loans receivable, net of SVA                   1.65%            1.64%            1.77%
   Total GVA to loans receivable, net of SVA                                           1.64%            1.63%            1.70%
   Total allowance for credit losses to nonaccrual loans                             366.27%          460.05%          471.25%
   Total classified assets to Bank core capital and GVA                                8.05%           10.81%           23.04%

-------------------------------------
(1)     Excludes nonaccrual loans.
(2)     Troubled debt restructured loans not classified and not on nonaccrual.
(3) During the course of the year, charge-offs are anticipated and generally reflected as specific valuation allowances.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 9 OF 11

NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)

                                                                                  THREE MONTHS ENDED JUNE 30,
                                                          -------------------------------------------------------------------------
                                                                        2003                                   2002
                                                          -----------------------------------   -----------------------------------
                                                                                    WEIGHTED                             WEIGHTED
                                                            AVERAGE     REVENUES/   AVERAGE      AVERAGE      REVENUES/   AVERAGE
                                                            BALANCE       COSTS    YIELD/COST    BALANCE       COSTS     YIELD/COST
                                                          -----------   ---------  ----------   -----------   ---------  ----------
Assets:
Interest-earning assets:
    Loans receivable (1)                                  $ 2,126,756   $ 32,627      6.14 %    $ 1,654,830   $ 30,385      7.35 %
    Investment securities                                     331,474      2,603      3.14            8,722         69      3.17
    Investment in capital stock of
       Federal Home Loan Bank                                  33,792        321      3.81           25,001        382      6.13
    Cash, fed funds and other                                   2,169         10      1.85          169,220        707      1.68
                                                          -----------   ---------               -----------   ---------
            Total interest-earning assets                   2,494,191     35,561      5.71        1,857,773     31,543      6.80
                                                                        ---------  --------                   ---------  --------
Noninterest-earning assets                                     69,247                                 3,846
                                                          -----------                           -----------
            Total assets                                  $ 2,563,438                           $ 1,861,619
                                                          ===========                           ===========

Liabilities and Stockholders' Equity:
    Interest-bearing liabilities:
       Deposits                                           $ 1,718,063   $  9,403      2.20 %    $ 1,151,892   $  8,493      2.96 %
       FHLB advances                                          549,508      5,584      4.02          468,615      5,141      4.34
       Senior notes                                                 -          -         -           25,778        805     12.50
       Capital securities                                      51,000        755      5.92           33,824        599      7.08
                                                          -----------   ---------               -----------   ---------
            Total interest-bearing liabilities              2,318,571     15,742      2.71        1,680,109     15,038      3.57
                                                                        ---------  --------                   ---------  --------

    Noninterest-bearing checking                               44,596                                37,130
    Noninterest-bearing liabilities                            31,236                                20,258
    Stockholders' equity                                      169,035                               124,122
                                                          -----------                           -----------
            Total liabilities and stockholders' equity    $ 2,563,438                           $ 1,861,619
                                                          ===========                           ===========

Net interest income                                                     $ 19,819                              $ 16,505
                                                                        =========                             =========
Interest rate spread                                                                  3.00 %                                3.23 %
                                                                                   ==========                            ==========
Net interest margin                                                                   3.18 %                                3.56 %
                                                                                   ==========                            ==========


-------------------------------------

(1) Includes the interest on nonaccrual loans only to the extent it was paid and recognized as interest income.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 10 OF 11

NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                          --------------------------------------------------------------------------
                                                                         2003                                   2002
                                                          -----------------------------------   ------------------------------------
                                                                                    WEIGHTED                               WEIGHTED
                                                             AVERAGE    REVENUES/   AVERAGE        AVERAGE     REVENUES/   AVERAGE
                                                             BALANCE      COSTS    YIELD/COST      BALANCE       COSTS    YIELD/COST
                                                          -----------   ---------  ----------   ------------   ---------  ----------
Assets:
Interest-earning assets:
    Loans receivable (1)                                  $ 2,135,362   $ 66,800       6.27 %   $ 1,686,078    $ 62,893    7.48 %
    Investment securities                                     324,270      5,555       3.43           4,385          69    3.17
    Investment in capital stock of
       Federal Home Loan Bank                                  34,323        767       4.51          24,805         756    6.15
    Cash, fed funds and other                                   4,046         28       1.40         144,078       1,194    1.67
                                                          -----------   ---------               ------------   ---------
            Total interest-earning assets                   2,498,001     73,150       5.87       1,859,346      64,912    7.00
                                                                        ---------  ---------                   ---------  ------
Noninterest-earning assets                                     60,362                                 2,438
                                                          -----------                           ------------
            Total assets                                  $ 2,558,363                           $ 1,861,784
                                                          ===========                           ============

Liabilities and Stockholders' Equity:
    Interest-bearing liabilities:
       Deposits                                           $ 1,696,931   $ 18,972       2.25 %   $ 1,156,907    $ 18,027    3.14 %
       FHLB advances                                          566,329     11,397       4.00         476,265      10,293    4.30
       Senior notes                                                 -          -          -          25,778       1,611   12.50
       Capital securities                                      51,000      1,528       5.99          23,967         903    7.54
                                                          -----------   ---------               ------------   ---------
            Total interest-bearing liabilities              2,314,260     31,897       2.76       1,682,917      30,834    3.67
                                                                        ---------  ---------                   ---------  ------

    Noninterest-bearing checking                               42,959                                36,546
    Noninterest-bearing liabilities                            34,775                                19,864
    Stockholders' equity                                      166,369                               122,457
                                                          -----------                           ------------
            Total liabilities and stockholders' equity    $ 2,558,363                           $ 1,861,784
                                                          ===========                           ============

Net interest income                                                     $ 41,253                               $ 34,078
                                                                        =========                              =========
Interest rate spread                                                                   3.11 %                              3.33 %
                                                                                   ==========                             =========
Net interest margin                                                                    3.31 %                              3.68 %
                                                                                   ==========                             =========

-------------------------------------

(1) Includes the interest on nonaccrual loans only to the extent it was paid and recognized as interest income.

                         HAWTHORNE FINANCIAL CORPORATION

SECOND QUARTER 2003 RESULTS
JULY 24, 2003
PAGE 11 OF 11


NET LOAN PORTFOLIO COMPOSITION (UNAUDITED)
(Dollars in thousands)

                                                      JUNE 30, 2003                DECEMBER 31, 2002
                                                -------------------------      ------------------------
                                                   BALANCE       PERCENT          BALANCE      PERCENT
                                                ------------    ---------      ------------    --------
Single family residential                       $   836,421       39.33%       $   851,268      39.81%
Income property:
   Multi-family                                     731,983       34.42%           689,100      32.22%
   Commercial                                       381,423       17.93%           387,354      18.11%
   Development:
       Multi-family                                  47,381        2.23%            57,037       2.67%
       Commercial                                    25,972        1.22%            41,168       1.93%
Single family construction:
   Single family residential                         73,217        3.44%            75,218       3.52%
Land                                                 26,659        1.25%            32,612       1.52%
Other                                                 3,826        0.18%             4,738       0.22%
                                                ------------    ---------      ------------    --------
          Total loan principal (1)              $ 2,126,882      100.00%       $ 2,138,495     100.00%
                                                ============    =========      ============    ========

-------------------------------------
(1)     Excludes net deferred fees and costs.

SELECTED FINANCIAL DATA (UNAUDITED) (1)             THREE MONTHS ENDED           SIX MONTHS ENDED
(Dollars in thousands)                                    JUNE 30,                    JUNE 30,
                                                   --------------------     --------------------------
                                                    2003         2002          2003           2002
                                                   -------      -------     ----------      ----------
PERFORMANCE RATIOS
Return on average assets (2)                        1.08%        1.14%          1.07%           1.20%
Return on average equity (2)                       16.34%       17.03%         16.40%          18.27%
Efficiency ratio (3)                               46.34%       46.66%         46.99%          44.63%
G&A to average assets (4)                                                       1.65%           1.75%

GROWTH RATIOS (2)
Total assets                                                                    9.48%           1.95%
Loans receivable, net                                                          -1.05%         -13.70%
Total deposits                                                                 12.26%          -1.29%

                                                                             JUNE 30,       JUNE 30,
                                                                               2003           2002
                                                                            ----------      ----------
BANK CAPITAL RATIOS
Core capital                                                                $ 195,449       $ 167,964
Ratio                                                                           7.56%           8.98%
Tier 1 capital                                                              $ 195,449       $ 167,964
Ratio                                                                          10.91%          13.23%
Risk-based capital                                                          $ 218,004       $ 183,990
Ratio                                                                          12.17%          14.49%

-------------------------------------
(1)     All ratios were calculated based on net income.
(2)     Annualized.
(3) Represents total general and administrative expense (excluding other/legal settlements) divided by net interest income before provision for credit losses and noninterest revenues.
(4) Represents annualized total general and administrative expense (excluding other/legal settlements) divided by average assets.